                                                                    EXHIBIT 99.4

                                TEJON RANCH CO.

                                    Common Shares
                      Initially Offered Pursuant to Rights
                         Distributed to Stockholders of
                                Tejon Ranch Co.

To Our Clients:

   Enclosed for your consideration are a Prospectus, dated December , 2000, and the "Instructions as to Use of Tejon Ranch Co. Subscription Warrants"
relating to the offer by Tejon Ranch. (the "Company") of      shares of Common
Stock, par value $.50 per share (the "Common Stock"), of the Company, at a
subscription price of $     per share for each share of the Common Stock, in
cash, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of shares of the Common
Stock as of the close of business on December   , 2000 (the "Record Date"). All
undefined capitalized terms used herein have the definition ascribed to them in the accompanying Prospectus.

   As described in the Prospectus, you will receive one transferable Right for each share of the Common Stock carried by us in your account as of the Record
Date. Each Right will entitle you to subscribe for      share of the Common
Stock (the "Basic Subscription Privilege") at a subscription price of $     per
share (the "Subscription Price"). You will also have the right (the "Oversubscription Privilege"), subject to proration, to subscribe for shares of the Common Stock available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges ("Over-Subscription Shares"), at the Subscription Price. If there are insufficient Over-Subscription Shares to satisfy all exercised Oversubscription Privileges, Over-Subscription Shares will be allocated pro rata among all the holders of the Rights exercising Oversubscription Privileges, in proportion to the number of shares each such holder has subscribed to purchase pursuant to his or her respective Basic Subscription Privilege. Your election to exercise the Oversubscription Privilege must be made at the time you exercise the Basic Subscription Privilege in full.

   Rights are transferable and holders that wish to sell their Rights may do so. The Rights are expected to trade on the New York Stock Exchange (the "NYSE") up to and including the close of business on the last trading day prior to the Expiration Date. It is anticipated that the Rights will trade on a "when issued" basis up to and including the Record Date.

   THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF THE RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of the Common Stock, or sell any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and "Instructions as to Use of Tejon Ranch Co. Subscription Warrant". However, we urge you to read these documents carefully before instructing us to exercise or sell the Rights.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the offering. The offering will expire at 5:00 P.M., New York
City time, on January   , 2001, unless the offering is extended by the Company.
Once you have exercised a Right, such exercise may not be revoked.

   If you wish to have us, on your behalf, exercise the Rights for any shares of the Common Stock to which you are entitled, or sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

   ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AT THE FOLLOWING TELEPHONE NUMBER: (866) 293-6625.
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                                  INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock, par value $.50 per share (the "Common Stock"), of Tejon Ranch Co. (the "Company").

   This will instruct you whether to exercise or sell Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Tejon Ranch Co. Subscription Warrant".

   BOX 1. [_] Please do not exercise rights for shares of the Common Stock.

   BOX 2. [_] Please exercise rights for shares of the Common Stock as set forth below:

                                          Number of Shares
                         Number of Rights    Per Right     Subscription Price     Payment
                         ---------------- ---------------- ------------------     -------
Basic Subscription
 Right:                                 X                X $                    =   $     (Line 1)

                                 Number of Shares          Subscription Price     Payment
                         --------------------------------- ------------------     -------
Oversubscription Right:                                  X $                    =   $     (Line 2)
                                    Total Payment Required                      =   $     (Sum of Lines 1 and 2;
                                                                                          must equal total of
                                                                                          amounts in Boxes 3
                                                                                          and 4)

   BOX 3. [_] Payment in the following amount is enclosed. $ ____

   BOX 4. [_] Please deduct payment from the following account maintained by you as follows:

       _________________________________  _________________________________
                Type of Account                      Account No.

            Amount to be deducted:        $ _______________________________

   BOX 5. [_] Please sell        rights not exercised hereby and deliver the
proceeds, if any, from the sale of the rights less any applicable brokerage commissions, taxes or other direct expenses of sale. (Sum of number of Rights in Basic Subscription Right of Box 2 and Box 5 cannot exceed your total number of Rights).

                                          _____________________________________
Date: ____________________, 200

                                          _____________________________________
                                                      Signature(s)

                                           Please type or print name(s) below

                                          _____________________________________

                                          _____________________________________